UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022, (September 7, 2022)

SCI ENGINEERED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	SCIA	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01Other Events

On September 7, 2022, SCI Engineered Materials, Inc. (“SCI”), announced completion of the installation of a new vacuum hot press.

This addition to SCI’s production capabilities enhances the Company’s product portfolio. The hot press has a maximum pressure rating of 75 tons and operates up to 2400 degrees Celsius, which enables the manufacture of targets utilizing diverse precious metal materials. Each planar target can be manufactured up to 18 inches in diameter with multiple nitrogen purge cycles that ensure minimal oxygen content. Inert or forming gases can also be introduced at any pressure during the production cycle. The hot press has a retractable work thermocouple for lower temperature operations up to 1100 degrees Celsius. At higher temperature requirements, a controller receives production data from a pyrometer ensuring accurate and repeatable runs. It can also run hydraulics and heat from one profile while recording all available data. Additional diagnostic and operating capabilities enable remote monitoring of production runs and related issues.

Jeremy, Young, President and CEO, commented, “The new vacuum hot press further strengthens SCI’s manufacturing footprint and increases our product offerings through a wider range of targets utilizing precious metals. It is particularly useful for materials requiring higher temperatures throughout the production process. This equipment was ordered during the first quarter of 2021, reflecting ongoing challenges related to supply chain issues. The installed cost for the hot press was approximately $500,000 which was paid in cash. We recently launched marketing initiatives through direct contact and multi-platform online initiatives to create awareness of our increased capabilities among current and prospective customers.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

September 7, 2022	By:	/s/ Gerald S. Blaskie
Gerald S. Blaskie
Vice President and Chief Financial Officer